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                                                                    EXHIBIT 5.1

                       MICHIGAN CONSOLIDATED GAS COMPANY
                            (A MICHIGAN CORPORATION)

                              FIRST MORTGAGE BONDS


                             UNDERWRITING AGREEMENT


                                                                    May 15, 1997



Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

First of Michigan Corporation
100 Renaissance Center, 26th Floor
Detroit, Michigan 48243

Roney & Co., LLC
One Griswold Street
Detroit, Michigan 48226

Ladies and Gentlemen:

     Michigan Consolidated Gas Company, a Michigan corporation (the "Company"), confirms its agreement with Robert W. Baird & Co. Incorporated ("Robert W. Baird"), First of Michigan Corporation and Roney & Co., LLC (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the $30,000,000 aggregate principal amount of its First Mortgage Bonds designated as 7.21% Secured Medium-Term Notes, Series C, due May 1, 2007 (the "Bonds"). The Bonds will be issued by the Company under its Indenture of Mortgage and Deed of Trust (the "Original Indenture") dated as of March 1, 1944, under which Citibank, N.A. and Robert T. Kirchner are now the trustees (the "Trustees"), as heretofore amended and supplemented by thirty-four supplemental indentures, including the Twenty-ninth Supplemental Indenture dated as of July 15, 1989 providing for the modification and restatement of the Original Indenture which became effective on April 1, 1994 and the Thirty-fourth Supplemental Indenture creating the series in which the Bonds are to be issued. The term "Indenture", as hereinafter used, means such Original Indenture, as so amended and supplemented. The Company proposes to sell to the Underwriters Bonds in the aggregate principal amount and with the terms specified in Schedule I hereto (the "Offered Bonds").

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     The Company understands that the Underwriters propose to make a public offering of the Offered Bonds as soon as they deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-16285) covering the registration of the Bonds under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement. Such registration statement, as so amended, has been declared effective by the Commission. Such registration statement, as so amended, including the exhibits and schedules thereto, if any, and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement"; and the final prospectus and the prospectus supplement relating to the offering of the Offered Bonds, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Offered Bonds, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of this Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then after such filing, all references to "Registration Statement" shall be deemed to include the Rule 462(b) Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of this Agreement. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the










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Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the electronically transmitted copy
thereof filed with the Commission pursuant to   its Electronic Data Gathering,
Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1.  Representations and Warranties.

     (a)  The Company represents and warrants to each Underwriter that:

          (i) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission.

          (ii) The Company meets the requirements for the use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act. At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission) became effective and at the Closing Date, the Registration Statement, any Rule 462 Registration Statement and any amendments or supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments and supplements thereto, at the time the Prospectus or any amendment or supplement was issued and at the Closing Date (as defined below), included or and will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein,







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in the light of the circumstances under which they were made, not misleading.
If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Robert W. Baird expressly for use in the Registration Statement or the Prospectus.

     Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied as so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Offered Bonds will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (iii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, at the time they were or hereafter are filed or last amended, as the case may be, with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and the rules and regulations of Commission thereunder (the "1934 Act Regulations"), and at the time of filing or as of the time of any subsequent amendment, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading; and any additional documents deemed to be incorporated by reference in the Registration Statement or the Prospectus will, if and when such documents are filed with the Commission, or when amended, as appropriate, comply in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through Robert W. Baird expressly for use in the Registration Statement or the Prospectus.

     (iv) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.



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     (v)    The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The ratio of earnings to fixed charges included in the Prospectus has been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. The selected financial information and the summary financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus.

     (vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated therein, (A) there has been no material adverse change and no development which could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries, considered as one enterprise, (C) except for regular dividends on the Company's common stock in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, with corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.







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     (viii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, is fully paid and non-assessable and all such shares are owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of the subsidiaries was issued in violation of preemptive or other similar rights arising by operation of law, under the charter or by-laws of any subsidiary or under any agreement to which the Company or any subsidiary is a party, or otherwise.

     (ix) The Company has an authorized capitalization as set forth in the Prospectus; since the date indicated in the Prospectus there has been no change in the consolidated capitalization of the Company and its subsidiaries; and all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and non-assessable. None of such shares of capital stock were issued in violation of preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company or under any agreement to which the Company or any of its subsidiaries is a party, or otherwise.

     (x) The Company has good and marketable title to the properties specifically described in and conveyed by the Indenture (except such property as may have been disposed of or released from the lien thereof in accordance with the terms thereof) subject only to the lien of the Indenture, to permitted liens, as defined in the Indenture, as to property acquired by the Company subsequent to the execution of the Original Indenture, to any liens existing thereon or purchase money liens placed thereon at the time of such acquisition as permitted by the Indenture, and to certain other reservations, rights of grantors under revocable permits, easements, licenses, zoning laws and ordinances and restrictions and minor defects or irregularities of title which do not materially impair the use of the property affected thereby in the operation of the business of the Company; the Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except






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the liens of the Indenture and such liens, encumbrances and defects as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; the pipeline, distribution main and underground gas storage easements enjoyed by the Company and its subsidiaries are valid, subsisting and enforceable easements with such exceptions as are not material and do not interfere with the conduct of the business of the Company and its subsidiaries.

     (xi) The Offered Bonds have been duly authorized by the Company for issuance and sale pursuant to this Agreement and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) (the "Bankruptcy Exceptions"). The Offered Bonds will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the description thereof contained in the Prospectus.

     (xii) The Indenture has been duly authorized, executed and delivered by the Company and qualified under the 1939 Act and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Indenture will conform in all material respects to the description thereof contained in the Prospectus.

     (xiii) The Indenture constitutes a legally valid and direct enforceable first mortgage lien, except as the same may be limited by the laws of the State of Michigan (where all of the property covered thereby is located) affecting the remedies for the enforcement of the security provided for therein, which laws do not make inadequate the remedies necessary for the realization of the benefits of such security, or as the same may be limited by the Bankruptcy Exceptions, upon substantially all of the Company's properties and franchises, now owned or hereafter acquired, free from all prior liens, charges or encumbrances, except as hereinbefore set forth in subparagraph (x) above, and,







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in the case of property hereafter acquired, any thereof existing at the time of acquisition.

     (xiv) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, note, lease, loan or credit agreement or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, or in violation of any applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, which violation or default would, singly or in the aggregate, have a Material Adverse Effect.

     (xv) The issuance and sale of the Offered Bonds, the compliance by the Company with all of the provisions of the Offered Bonds, the execution, delivery and performance by the Company of this Agreement, the Indenture and the Offered Bonds and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Prospectus, and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under or require the consent of any party under, or result in the creation or imposition of any lien on the properties or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, note, lease, agreement or other instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, nor will such action result in any violation of the provisions of the charter or by-laws of the Company and its subsidiaries or any applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets.

     (xvi) This Agreement has been duly authorized, executed and delivered by the Company.

     (xvii) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or to the knowledge of the Company threatened against or affecting the Company or any of its subsidiaries which is required to be






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


disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might be reasonably expected to materially and adversely affect the properties, assets or operations thereof or the consummation of this Agreement, the Indenture or the transactions contemplated herein or therein. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties, assets or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

     (xviii) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors which may be expected to result in a Material Adverse Effect.

     (xix) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein, or to be filed as exhibits thereto which have not been so described and/or filed as required.

     (xx) No filing with, or authorization, approval, consent, license, order, registration or qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Offered Bonds or the consummation of the transactions contemplated by this Agreement or the Indenture, except such as have been already obtained or as may be required under state or foreign securities or blue sky laws.

     (xxi) The Company and its subsidiaries possess all licenses, franchises, permits, certificates, authorizations, approvals, consents, orders and other operating rights from the Federal Energy Regulatory Commission, the State of Michigan and all governmental authorities or agencies necessary for the ownership or lease of the material properties owned or leased by each of them and for the operation of the business carried on by each of them, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect; all such licenses, franchises, permits, certificates, authorizations, approvals, consents and orders are in full force and effect and contain no unduly burdensome provisions that would interfere with the conduct of the business of the Company and its subsidiaries, considered as one enterprise and, except as otherwise set forth in the Registration Statement and the







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Prospectus, there are no legal or governmental proceedings pending or threatened that would result in a material modification, suspension or revocation thereof.

     (xxii) The Company is a "subsidiary company" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935 (the "1935 Act"), and such "holding company" and the Company are presently exempt from the provisions of the 1935 Act (except Section 9 thereof).

     (xxiii) None of Company or any of its subsidiaries is an "investment company" or under the "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended (the "1940 Act").

     (xxiv) The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

     (xxv) Immediately after the sale of the Offered Bonds by the Company hereunder, the aggregate amount of the Offered Bonds which shall have been issued and sold by the Company hereunder and of any debt securities of the Company (other than the Offered Bonds) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement.

     (xxvi) None of the Company, its subsidiaries or any of their respective directors, officers or controlling persons, has taken, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Bonds.

     (xxvii) No "forward looking statement" (as defined in Rule 175 under the 1933 Act) contained in the Registration Statement, any preliminary prospectus or the Prospectus was made or reaffirmed without a reasonable basis or was disclosed other than in good faith.

  (b) Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Offered Bonds shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.








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     SECTION 2.  Sale and Delivery to Underwriters; Closing.

     (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the purchase price set forth in
Schedule I hereto, the respective principal amounts of the Offered Bonds set forth opposite the name of such Underwriter in Schedule II hereto, plus any additional principal amount of Offered Bonds which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) Payment of the purchase price for, and delivery of certificates for, the Offered Bonds shall be made at the office at the location specified in
Schedule I, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M., Eastern time, on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called the "Closing Date").

          Payment shall be made to the Company by certified or official bank check or checks, or by wire transfer in the type of funds specified in
Schedule I, payable to the order of the Company, against delivery to Robert W. Baird for the respective accounts of the several Underwriters of certificates for the Offered Bonds to be purchased by them. It is understood that each Underwriter has authorized Robert W. Baird, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Offered Bonds which it has agreed to purchase. Robert W. Baird, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Offered Bonds to be purchased by any Underwriter whose check has not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (c) Certificates for the Offered Bonds shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Date. The certificates for the Offered Bonds will be made available to the Underwriters for examination at the location specified in Schedule I hereto not later than 10:00 a.m., Eastern time, on the business day prior to the Closing Date.

     SECTION 3. Covenants of the Company. The Company agrees with the Underwriters as follows:






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     (a)  Promptly following the execution of this Agreement, the Company will cause the Prospectus, including as a part thereof a prospectus supplement relating to the Offered Bonds to be filed with the Commission pursuant to Rule 424 of the 1933 Act Regulations and the Company will promptly advise the Underwriters when such filing has been made. Prior to the filing, the Company will cooperate with the Underwriters in the preparation of such prospectus supplement to assure that the Underwriters have no reasonable objection to the form or content thereof when filed or mailed.

     (b) The Company, subject to Section 3(c), will comply with the requirements of Rule 434 of the 1933 Act Regulations if and as applicable, and will notify the Underwriters immediately, and confirm the notice in writing,
(i) of the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or suspending the use of any preliminary prospectus, or the initiation of any proceedings for that purpose and (v) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Offered Bonds under state securities or Blue Sky laws or the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (c) The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment and any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise; will furnish the Underwriters with copies of any such Rule 462(b) Registration Statement, Term Sheet, amendment, supplement or revision a reasonable amount of time prior to such proposed filing or use, as the case may be; and will not file any such Rule 462(b) Registration Statement, Term Sheet, amendment, supplement or revision to which the Underwriters or counsel for the Underwriters shall object.

     (d) The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Offered Bonds as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Offered Bonds, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(c), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (e) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days (or 90 days, in the case of a period that is also the Company's fiscal year) after the close of the period covered thereby, an earnings statement of the Company and its subsidiaries (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

     (f) The Company will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (g) The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (h) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Offered Bonds for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Offered Bonds have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with distribution of the Offered Bonds.

     (i) The Company will use the net proceeds received by it from the sale of the Offered Bonds in the manner specified in the Prospectus under "Use of Proceeds".

     (j) If, at the time that the Registration Statement became (or in the case of a post-effective amendment becomes) effective, any information shall have been omitted therefrom in reliance upon Rule 434 of the 1933 Act Regulations, then immediately following the execution of this Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 434 and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or Term Sheet, containing all information so omitted.

     (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act Regulations by the time confirmations are sent or given, as specified by Rule 462(b)(2).

     (l) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     (m) During a period of fifteen days from the date of the Prospectus, the Company will not, without the prior written consent of Robert W. Baird, directly or indirectly, issue, sell, contract to sell, grant any option for the sale of, or otherwise transfer or dispose of any debt securities of the Company which mature more than one year after the Closing Date and which are substantially similar to the Offered Bonds, except for the offer by the Company of $40,000,000 aggregate principal amount of First Mortgage Bonds designated as Secured Medium-Notes, Series B, due May 1, 2012 and $15,000,000 aggregate principal amount of First Mortgage Bonds designated as Secured Medium-Term Notes, Series C, due May 1, 2017.

     (n) None of the Company, its subsidiaries or any of their respective directors, officers or controlling persons, will take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Bonds.

     SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, without limitation, expenses related to the following, if incurred: (i) the preparation, delivery, printing and filing of the Registration Statement and Prospectus as originally filed (including financial statements and exhibits) and of each amendment thereto; (ii) the printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Offered Bonds; (iii) the preparation, issuance and delivery of the certificates for the Offered Bonds to the Underwriters; (iv) all costs, taxes and expenses incident to the issue and delivery of the Offered Bonds to the Underwriters; (v) the fees, expenses and disbursements of the Company's counsel, accountants and other advisors; (vi) the qualification of the Offered Bonds under securities laws in accordance with the provisions of Section 3(h), including filing fees and the fees, expenses and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey; (vii) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, any Term Sheet and of the Prospectus and any amendments or supplements thereto; (viii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey; (ix) the fees and expenses of the Trustees, including the fees, expenses and disbursements of counsel for the Trustees in connection with the Indenture and the Offered Bonds; and (x) any fees payable in connection with the rating of the Offered Bonds by nationally recognized statistical rating organizations.

          If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of its out-of-pocket expenses, including the reasonable fees, expenses and disbursements of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters.

     SECTION 5. Conditions of Underwriters' Obligation. The obligations of the several Underwriters to purchase and pay for the Offered Bonds pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company herein contained or in certificates of any officer of the Company or any subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

     (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective under the 1933 Act not later than 5:30 p.m., New York City time, on the date hereof, and on the date hereof and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Offered Bonds, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable, or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

     (b)  At the Closing Date, the Underwriters shall have received:

          (1)  The favorable opinion, dated as of the Closing Date, of Susan
K. McNish, Vice President, General Counsel and Secretary of the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, with corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement.

                (ii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a Material Adverse Effect.

                (iii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and is fully paid and non-assessable. None of such shares of capital stock were issued in violation of preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company or under any agreement to which the Company or any of its subsidiaries is a party, or otherwise.

                (iv) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding shares of capital stock of each such subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and all such shares are owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                (v) to the best of such counsel's knowledge, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, note, lease, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the properties or assets of the Company or any of its subsidiaries is subject.

                (vi) The Company meets the registrant requirements for use of Form S-3 under the 1933 Act Regulations.

                (vii) The issuance and sale of the Offered Bonds, the compliance by the Company with all of the provisions of the Offered Bonds, the execution, delivery and performance by the Company of this Agreement, the Indenture and the Offered Bonds and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Prospectus, and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under or require the consent of any party under, or result in the creation or imposition of any lien on the properties or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, note, lease, agreement or other instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, nor will such action result in any violation of the provisions of the charter or by-laws of the Company and its subsidiaries or any applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its
      subsidiaries or any of their respective   properties or assets.

                (viii) No filing with, or authorization, approval, consent, license, order, registration or qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Offered Bonds or the consummation of the transactions contemplated by this Agreement or the Indenture, except such as have been already obtained or as may be required under state or foreign securities or blue sky laws.

                (ix) All descriptions in the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of such counsel's knowledge and information, there are no franchises, contracts, indentures, mortgages, agreements, notes, leases or other instruments required to be described or referred to or incorporated by reference in the Registration Statement or to be filed as exhibits thereto other than those described or referred to or incorporated by reference therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects; and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference.

                (x) The Company and its subsidiaries possess all licenses, franchises, permits, certificates, authorizations, approvals, consents, orders and other operating rights from the Federal Energy Regulatory Commission, the State of Michigan and all governmental authorities or agencies necessary for the ownership or lease of the material properties owned or leased by each of them and for the operation of the business carried on by each of them, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect; all such licenses, franchises, permits, certificates, authorizations, approvals, consents and orders are in full force and effect and contain no unduly burdensome provisions that would interfere with the conduct of the business of the Company and its subsidiaries, considered as one enterprise and, except as otherwise set forth in the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending or threatened that would result in a material modification, suspension or revocation thereof.

                (xi) To the best of such counsel's knowledge, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, pending or threatened against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might be reasonably expected to materially and adversely affect the properties, assets or operations thereof or the consummation of this Agreement, the Indenture or the transactions contemplated herein or therein. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties, assets or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                (xii) The Company and its subsidiaries have good and marketable title to all personal property owned by them, free and clear of all liens, encumbrances and defects except the liens of the Indenture and such liens, encumbrances and defects as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

                (xiii) The information in the Prospectus under the captions "Summary," "The Company," "Capitalization at March 31, 1997," "Use of Proceeds," "Description of the Offered Bonds" and "Description of the New Bonds", to the extent that they involve matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                (xiv) The Offered Bonds and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

                (xv) The Registration Statement, including any Rule 462(b) Registration Statement, is effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated, to the best of such counsel's knowledge, or threatened by the Commission.

                (xvi) The Registration Statement, including any Rule 462(b) Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements and the notes thereto, the financial schedules and any other financial data included or incorporated by reference therein, or the exhibits to the Registration Statement, including any Form T-1, as to which no opinion need be rendered), as of their respective effective or issue dates, or when amended, as appropriate, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                (xvii) Each of the documents incorporated by reference in the Registration Statement or the Prospectus at the time they were filed or last amended (other than the financial statements and the notes thereto, the financial schedules, and any other financial data included or incorporated by reference therein, as to which such counsel need express no belief), complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, as applicable; and such counsel has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the 1933 Act, an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of other documents which were filed under the 1934 Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading.

                (xviii) Except as to property acquired subsequent to the date of execution of the Thirty-fourth Supplemental Indenture, the Company has good and marketable title to the property specifically or generally described in the Indenture (except such property as may have been disposed of or released from the lien thereof in accordance with the terms thereof) subject only to the lien of the Indenture, to permitted liens, as defined in the Indenture, as to property acquired by the Company subsequent to the execution of the Original Indenture, to any liens existing thereon or purchase money liens placed thereon at the time of such acquisition as permitted by the Indenture, and to certain other reservations, rights of grantors under revocable permits, easements, licenses, zoning laws and ordinances and restrictions and minor defects or irregularities of title which do not, in the opinion of such counsel, materially impair the use of the property affected thereby in the operation of the business of the Company; the pipeline, distribution main and underground gas storage easements enjoyed by the Company and its subsidiaries are valid, subsisting and enforceable easements with such exceptions as are not material and do not interfere with the conduct of the business of the Company and its subsidiaries.

                (xix) The Indenture constitutes a legally valid and direct enforceable first mortgage lien, except as the same may be limited by the laws of the State of Michigan (where the property covered thereby is located) affecting the remedies for the enforcement of the security provided for therein, which laws do not, in the opinion of such counsel, make inadequate the remedies necessary for the realization of the benefits of such security, or as the same may be limited by the Bankruptcy Exceptions, upon substantially all of the Company's properties and franchises, now owned or hereafter acquired, free from all prior liens, charges or encumbrances other than the lien of the Indenture, permitted liens, as defined in the Indenture, as to property acquired by the Company subsequent to the execution of the Original Indenture, any liens existing thereof or purchase money liens placed thereon at the time of such acquisition as permitted by the grantors under revocable permits, easements, licenses, zoning laws and ordinances and restrictions and minor defects or irregularities of title which do not, in the opinion of such counsel, materially impair the use of the property affected thereby in the operation of the business of the Company.

                (xx) The Indenture has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the Trustees, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Indenture has been duly qualified under the 1939 Act.

                (xxi) All taxes and fees required to be paid by the laws of the State of Michigan and jurisdictional subdivisions thereof with respect to the execution of the Indenture and the issuance of the Offered Bonds have been paid.

                (xxii) The Offered Bonds have been duly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions. The Offered Bonds are in the form contemplated by, and entitled to the benefits of, the Indenture.

                (xxiii) This Agreement has been duly authorized, executed and delivered by the Company.

                (xxiv) The Company is a "subsidiary company" of a "holding company" as such terms are defined in the 1935 Act, and such "holding company" and the Company are presently exempt from the provisions of the 1935 Act (except Section 9 thereof).

                (xxv) None of the Company or any of its subsidiaries is an "investment company" or under the "control" of an "investment company" as such terms are defined in the 1940 Act.

                (xxvi) The Company has complied with, and is and will be in compliance with, the provisions of the Cuba Act or is exempt therefrom.

      Moreover, such counsel shall confirm that nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement, including any information provided pursuant to Rule 434 (except for financial statements and the notes thereto, the financial schedules and any other financial data included or incorporated by reference therein, as to which counsel need express no opinion), at the time it became effective or at the date of the Prospectus Supplement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and the notes thereto, the financial schedules, and any other financial data included or incorporated by reference therein, as to which counsel need express no opinion), at the date of the Prospectus Supplement (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Offered Bonds which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it is first provided to the Underwriters for such use) or at the Closing Date, included (or includes) an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (2) The favorable opinion, dated as of then Closing Time, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, in form and substance satisfactory to the Underwriters, with respect to the issuance and sale of the Offered Bonds, the Indenture, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In giving its opinion, LeBoeuf, Lamb, Greene & MacRae, L.L.P. may rely as to certain matters of Michigan law upon the opinion of Susan K. McNish, which shall be delivered in accordance with Section 5(b)(1) hereof.

      (c) Between the date of this Agreement and prior to the Closing Date, no material adverse change shall have occurred in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business.

      (d) At the Closing Date, the Underwriters shall have received a certificate of the President or a Vice-President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company and dated as of the Closing Time, to the effect that (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not in the ordinary course of business, (ii) the representations and warranties in Section 1 hereof are true and correct as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

      (e) At the time of the execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP a letter dated such date in form and substance satisfactory to the Underwriters, to the effect set forth below and as to such other matters as the Underwriters may reasonably request, that:

           (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations;

           (ii) In their opinion, the consolidated financial statements and any financial statement schedules audited by them and included or incorporated by reference in the Registration Statement and to Prospectus as amended or supplemented comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations;

           (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, including a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented for the periods specified in such letter, a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, a reading of the minutes of the Company and its subsidiaries since the audited consolidated financial statements set forth in the Company's Annual Report on Form 10-K for the most recent year, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                 (A) the unaudited condensed consolidated financial statements set forth in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations as they apply to Form 10-Q or any material modifications should be made for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements set forth in the Company's Annual Report on Form 10-K for the most recent year ended incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented;

                 (B) any other unaudited income statement data and balance
            sheet items included in the Prospectus as amended or supplemented do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived;

                 (C) any unaudited pro forma consolidated condensed financial statements or any unaudited pro forma consolidating financial statements included or incorporated by reference in the Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                 (D) as of a specified date not more than five days prior to the date of this Agreement, there has been any decrease or increase in the capital stock or any increase or decrease in long-term debt including capital lease obligations and current maturities (except for sinking fund and installment requirements under their long-term debt agreements and purchases in the open market in anticipation thereof) or any increase in short-term debt, or any decrease in consolidated common shareholders' equity of the Company and its consolidated subsidiaries (other than periodic dividends declared to shareholders), in each case as compared with the corresponding amounts shown in the latest consolidated statement of financial position of the Company and its subsidiaries incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented, except in each case for increases or decreases which the Prospectus as amended or supplemented, including financial information incorporated by reference, discloses have occurred or may occur or which are described in such letter; and

                 (E) for the period from the date of the latest consolidated financial statements included or incorporated by reference in the Prospectus as amended or supplemented to the end of the latest period for which unaudited condensed consolidated financial statements or financial information are available, there were any decreases in consolidated operating revenues, operating income, net income or earnings available for Common Stock of the Company and its consolidated subsidiaries, or any increases in any items specified by the Underwriters, in each case as compared with the corresponding period in the preceding year and with any other period of corresponding length specified by the Underwriters, except in each case for increases or decreases which the Prospectus as amended or supplemented, including financial information incorporated by reference, discloses have occurred or may occur or which are described in such letter; and

                 (F) the unaudited consolidated financial statements referred to in Clause (E) are not stated on a basis substantially consistent with the audited consolidated financial statements incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented.

           (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus as amended or supplemented and included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

           (v) In addition to the limited procedures, reading of minutes, inquiries and other procedures referred to in clause (iii) and (iv) above, they have carried out certain other specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information which are derived from the general accounting and financial records of the Company and its subsidiaries, which appear in the Prospectus as amended or supplemented and the Registration Statement, in the Company's Annual Report on Form 10-K for the latest year ended and in the Company's Quarterly Reports on Form 10-Q since the latest Annual Report on Form 10-K and which are specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting and financial records of the Company and its subsidiaries and have found them to be in agreement; and

           (vi) If applicable and agreed to by the parties, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the selected financial data, pro forma financial information, prospective financial statements, consolidating financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Representatives.

      (f) At the Closing Date, the Underwriters shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

      (g) At the Closing Date, the Offered Bonds shall be rated in one of the four highest rating categories for long term debt securities ("Investment Grade") by any nationally recognized statistical rating agency, and the Company shall have delivered to the Underwriters a letter, dated the Closing Date, from such nationally recognized statistical rating agency, or other evidence satisfactory to the Underwriters, confirming that the Offered Bonds have Investment Grade ratings; and there shall not have occurred any decrease in the ratings of any of the securities of the Company or of the Offered Bonds by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act Regulations) and such organization shall not have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the securities of the Company or of the Offered Bonds.

      (h) At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Offered Bonds as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, of the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Bonds as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

      (i) If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4, and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6.  Indemnification.
                 ---------------

      (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                (iii) against any and all expenses whatsoever, as incurred (including, the fees, expenses and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Robert W. Baird expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that such indemnity with respect to the preliminary prospectus shall not inure to the benefit of the Underwriters (or any person controlling such Underwriters) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Offered Bonds which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) (in each case exclusive of the documents from which information is incorporated by reference) at or prior to the written confirmation of the sale of such Offered Bonds to such person in any case where the Company complied with its obligations under Sections 3(c) and 3(g) hereof and any such untrue statement or omission or alleged untrue statement or omission of a material fact contained in such preliminary prospectus (or any amendment or supplement thereto) was corrected in the Prospectus (or the Prospectus as amended or supplemented).

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Robert W. Baird expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Bonds pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand, and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Bonds pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Offered Bonds pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of such Securities as set forth on such cover.

     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Bonds underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number or aggregate principal amount, as the case may be, of Offered Bonds set forth opposite their respective names in Schedule II hereto, and not joint.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Offered Bonds to the Underwriters.

     SECTION 9.  Termination of Agreement.

     (a) The Underwriters may terminate this Agreement, by notice to the Company at any time at or prior to the Closing Date, if (i) there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change or any development which could reasonably be expected to result in a prospective material adverse change, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of hostilities or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial or economic conditions the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Offered Bonds or to enforce contracts for the sale of the Offered Bonds, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission, NASD or the New York Stock Exchange, or if trading generally on either the American Stock Exchange, the New York Stock Exchange or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by such system or by order of the Commission, NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Michigan authorities.

     (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided, further, that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail on the Closing Date to purchase the Offered Bonds which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any non-defaulting
Underwriter.

     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangement.

     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to it at the address specified in Schedule I hereto, with a copy to LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019-5389, Attention: William S. Lamb, Esq.; notices to the Company shall be directed to it at Michigan

Consolidated Gas Company, 500 Griswold Street, Detroit, Michigan 48226, Attention of the Secretary with a copy to the Treasurer.

     SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Company and the Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and legal representatives, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Bonds from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME UNLESS OTHERWISE INDICATED.

     SECTION 14. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, shall become a binding agreement among the Company and the several Underwriters in accordance with its terms.


                                      Very truly yours,

                                      MICHIGAN CONSOLIDATED GAS COMPANY



                                      By: /s/ Stephen Ewing
                                         -------------------------------
                                         Name: Stephen Ewing
                                         Title:  President and Chief Executive
                                                 Officer



The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

ROBERT W. BAIRD & CO. INCORPORATED
FIRST OF MICHIGAN CORPORATION
RONEY & CO., LLC

By:  ROBERT W. BAIRD & CO. INCORPORATED



By: /s/ Dennis S. Pordon
   -------------------------------------
     Name:  Dennis S. Pordon
     Title: Senior Vice President

For themselves and as Representatives of the other Underwriters named in
Schedule II hereto.

                                 SCHEDULE I


UNDERWRITERS:  Robert W. Baird & Co. Incorporated
               First of Michigan Corporation
               Roney & Co., LLC



PURCHASE PRICE AND DESCRIPTION OF OFFERED BONDS:

     TITLE:    First Mortgage Bonds Designated As 7.21% Secured
               Medium-Term Notes, Series C, due May 1, 2007

     PRINCIPAL AMOUNT:   $30,000,000

     PURCHASE PRICE:   99.25%

     INTEREST RATE:     7.21%

     INTEREST PAYMENT DATES:   February 1 and August 1 beginning
                               on August 1, 1997

     INITIAL PUBLIC OFFERING PRICE:   100%

     MATURITY:   May 1, 2007

     SINKING FUND PROVISIONS:   None

     REDEMPTION PROVISIONS:   As set forth in the Prospectus
                              Supplement dated May 15, 1997.


OTHER PROVISIONS:

     TIME AND DATE OF DELIVERY AND PAYMENT:

          TIME:  9:00 A.M. (Eastern time)

          DATE:  May 20, 1997

     PLACE OF DELIVERY AND PAYMENT:

          DELIVERY -  Robert W. Baird & Co. Incorporated
                      c/o The Depository Trust Company
                          55 Water Street
                          New York, New York  10041

          PAYMENT  -  Wire Transfer

          FUNDS    -  Same day funds

OFFICE FOR EXAMINATION OF OFFERED BONDS:

                      Robert W. Baird & Co. Incorporated
                      777 East Wisconsin Avenue
                      Milwaukee, Wisconsin 53202


ADDRESS FOR NOTICES TO THE UNDERWRITERS PURSUANT TO SECTION 11 OF UNDERWRITING
AGREEMENT:

                      Robert W. Baird & Co. Incorporated
                      777 East Wisconsin Avenue
                      Milwaukee, Wisconsin 53202

                                 SCHEDULE II
                                                            Principal Amount
              Name of Underwriter                           of Offered Bonds
              -------------------                           ----------------

Robert W. Baird & Co. Incorporated. . . . . . . . . . .     $     10,000,000

First of Michigan Corporation . . . . . . . . . . . . .           10,000,000

Roney & Co., LLC. . . . . . . . . . . . . . . . . . . .           10,000,000
                                                            ----------------
     Total. . . . . . . . . . . . . . . . . . . . . . .     $     30,000,000
                                                            ================